UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2012

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio		43502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held on April 19, 2012. The following two matters to be decided by vote were:

1. A proposal to elect thirteen (13) directors of the Corporation

The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast For	Votes Against	Votes Abstained	Unvoted Shares Held in Street Name
Dexter L. Benecke	2,913,709	17,321	0	469,397
Eugene N. Burkholder	2,914,059	16,971	0	469,397
Steven A. Everhart	2,913,759	17,271	0	469,397
Jack C. Johnson	2,897,420	33,610	0	469,397
Marcia S. Latta	2,889,239	41,791	0	469,397
Steven J. Planson	2,913,944	17,086	0	469,397
Anthony J. Rupp	2,897,521	33,509	0	469,397
David P. Rupp Jr.	2,899,163	31,867	0	469,397
James C. Saneholtz	2,911,830	19,200	0	469,397
Kevin J. Sauder	2,882,787	48,243	0	469,397
Merle J. Short	2,910,241	20,789	0	469,397
Paul S. Siebenmorgen	2,910,857	20,173	0	469,397
Steven J. Wyse	2,896,664	34,367	0	469,397

2. An advisory vote on the appoinment of the independent registered public firm, Plante & Moran, PLLC.

Votes Cast For	Votes Against	Votes Abstained	Unvoted Shares Held in Street Name
3,350,913	11,719	37,795	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Farmers & Merchants Bancorp, Inc.
(Registrant)

Dated: April 23, 2012	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President &
Chief Financial Officer